Exhibit 99.1

REVOCABLE PROXY

PATRIOT BANK

1815 Little Road

Trinity, Florida 34655

This Proxy is solicited on behalf of the Board of Directors of Patriot Bank, a Florida banking corporation (the “Bank”), for use at the Special Meeting of Shareholders of the Bank to be held on [●], at [●], and at any postponements or adjournments thereof (the “Special Meeting”).

The undersigned, being a holder of common stock of the Bank, hereby appoints ___________________ and ___________________, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them, or either of them, to represent the undersigned at the Special Meeting and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, on the following matters in accordance with the following instructions:

1.

To authorize, approve and adopt the Agreement and Plan of Merger dated April 24, 2017, by and among the Bank, National Commerce Corporation and National Bank of Commerce (“NBC) pursuant to which the Bank will merge with and into NBC on and subject to the terms and conditions contained therein.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.

To approve a proposal of one or more adjournments of the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the merger agreement described in Item 1 above at the time of the Special Meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

☐ Please mark here if you plan to attend the Special Meeting.

CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE.

The undersigned acknowledges that the Special Meeting may be postponed or adjourned to a date subsequent to the date set forth above and intends that this Proxy shall be effective at the Special Meeting after such postponement(s) or adjournment(s). This Proxy is revocable, and the undersigned may revoke it at any time by delivery of written notice of such revocation to the Bank, prior to the date of the Special Meeting, or by attendance at the Special Meeting and voting in person.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned. If no direction is made, this Proxy will be voted FOR Proposal 1, FOR Proposal 2, and, with respect to such other matters as may come before the meeting and any postponements or adjournments thereof, as the said Proxy holders deem advisable, to the extent that the shares are entitled to vote.

PLEASE SIGN EXACTLY AS NAME APPEARS ON STOCK CERTIFICATE(S)

Dated:

Signature

Printed Name/Title

Signature

Printed Name/Title

NOTE: Please sign exactly as name appears on stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, DATE AND SIGN THIS PROXY AND

RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.